UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2021

Aterian, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aterian, Inc.
37 East 18th Street, 7th Floor
New York, NY 10003
(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2021, Aterian, Inc. (the “Company”) entered into a Credit and Security Agreement (the “Credit Agreement”) together with certain of its subsidiaries party thereto as borrowers, the entities party thereto as lenders (the “Lenders”), and Midcap Funding IV Trust, as administrative agent, pursuant to which, among other things, (i) the Lenders agreed to provide a revolving credit facility in a principal amount of up to $40,000,000, subject to a borrowing base consisting of, among other things, inventory and sales receivables (subject to certain reserves), and (ii) the Company agreed to issue to MidCap Funding XXVII Trust a warrant (the “Warrant”) to purchase up to an aggregate of 200,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), in exchange for the Lenders extending loans and other extensions of credit to the Company under the Credit Agreement.

On December 22, 2021, the Company used $$27.6 million of the net proceeds from the initial loan under the Credit Agreement to repay all amounts owed under those certain senior secured promissory notes issued by the Company to High Trail Investments SA LLC and High Trail Investments ON LLC in an initial principal amount of $110,000,000, as amended (the “Terminated Notes”). The Company expects to use the remaining proceeds of any loans under the Credit Agreement for working capital and general corporate purposes.

The obligations under the Credit Agreement are a senior secured obligation of the Company and rank senior to all indebtedness of the Company. Borrowings under the Credit Agreement bear interest at a rate per annum equal to 5.50%, plus, at the Company’s option, either a base rate or a LIBOR rate. The Company will also be required to pay a commitment fee of 0.50% in respect of the undrawn portion of the commitments, which is generally based on average daily usage of the facility during the immediately preceding fiscal quarter. The Credit Agreement does not require any amortization payments.

The Credit Agreement imposes certain customary affirmative and negative covenants upon the Company, as well as covenants that (i) restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (ii) restrict the ability of the Company and its subsidiaries from making certain investments, subject to specified exceptions, (iii) restrict the declaration of any dividends or other distributions, subject to exceptions for specified subsidiaries of the Company, (iv) require the Company and its subsidiaries to maintain either a minimum amount of liquidity or a minimum amount of availability.

The Credit Agreement includes events of default that are customary for these types of credit facilities, including the occurrence of a change of control.

The Warrant has an exercise price of $4.70 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, is immediately exercisable, has a term of ten years from the date of issuance and is exercisable on a cash or cashless basis.

The foregoing summaries of the Credit Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the copies of the Credit Agreement and the form of Warrant that are filed herewith as Exhibits 10.1 and 4.1, respectively.

The representations, warranties and covenants contained in the Credit Agreement and the Warrant were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement and the Warrant, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Credit Agreement and the Warrant are incorporated herein by reference only to provide investors with information regarding the terms of the Credit Agreement and the Warrant, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 22, 2021, the Company paid off all obligations owing under, and terminated, the Terminated Notes. The Terminated Notes were secured by all of the Company’s assets. The security interests and liens granted in connection with the Terminated Notes were terminated in connection with the Company’s discharge of indebtedness thereunder. The information contained in the second paragraph under Item 1.01 of this Current Report on Form 8-K regarding the repayment of the Terminated Notes is incorporated herein by reference into this Item 1.02.

Pursuant to the Terminated Notes, upon the payment of the amounts outstanding under the Terminated Notes, the Company paid an early redemption fee in an aggregate amount equal to 10.0% of the then outstanding principal balance of the Terminated Notes.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated herein by reference into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 2.04.

Item 3.02.	Unregistered Sales of Securities.

The Warrant and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) were offered and sold to MidCap Funding XXVII Trust (the “Holder”) on December 22, 2021 in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Holder represented that it is an “accredited investor,” as defined in Regulation D, and was acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities have not been registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, warrants or any other securities of the Company.

Item 8.01.	Other Events.

On December 27, 2021, the Company issued a press release regarding its entry into the Credit Agreement. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant to Purchase Stock, dated December 22, 2021.

10.1+	Credit and Security Agreement, dated as December 22, 2021, by and Aterian, Inc. and its subsidiaries party thereto as “Credit Parties”, the lenders party thereto from time to time and Midcap Funding IV Trust, as administrative agent

99.1	Press Release dated December 27, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

Date: December 27, 2021	By:	/s/ Yaniv Sarig
	Name:	Yaniv Sarig
	Title:	President and Chief Executive Officer